EXHIBIT (J) UNDER FORM N-1A
                                               EXHIBIT 8 UNDER ITEM 601/REG. S-K


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Institutional Shares and Institutional Service Shares' Prospectuses for the Federated Income Trust and under the caption "Independent Registered Public Accounting Firm" in the Institutional Shares and Institutional Service Shares' Statement of Additional Information in Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A, No. 811-3352) of Federated Income Trust and to the incorporation by reference of our report dated March 21, 2007 for Federated Income Trust included in the Annual Report to Shareholders for the fiscal year ended January 31, 2007.




/s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2007